Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

MUTUAL TERMINATION AGREEMENT, dated as of November 18, 2005 (this “Agreement”), by and among BroadVision, Inc. (the “Company”), a Delaware corporation, Bravo Holdco (“Parent”), an exempted company with limited liability incorporated under the laws of the Cayman Islands and Bravo Merger Sub, LLC (“Merger Sub”), a Delaware limited liability company.

RECITALS

WHEREAS, the Company, Parent and Merger Sub are parties to an Agreement and Plan of Merger, dated as of July 25, 2005 (as amended, the “Merger Agreement”) (capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement); and

WHEREAS, the Company, Parent and Merger Sub wish to terminate the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

1.                                       The Company, Parent and Merger Sub hereby agree that (i) subject to Section 3 hereof, the Merger Agreement is terminated as of the date hereof by mutual written consent in accordance with Section 7.1(a) thereof without any liability on the part of Parent, Merger Sub, the Company, or any of their respective parents, subsidiaries, directors, officers, agents, representatives, shareholders and other affiliates (“Related Parties”) (and each of their respective Related Parties), except as provided herein, and (ii) the Company shall pay to Parent an amount of cash equal to $980,000 plus interest accruing at an annual rate of 6% ($161.10 per day) from and after the date hereof until the date such amount is paid in full (collectively, the “Expense Reimbursement”) on or before January 17, 2006 by wire transfer in immediately available funds to Parent pursuant to the written instructions provided to the Company by Parent.  If the Company fails to make the required payment in a timely manner, Parent and Merger Sub shall be entitled to exercise the rights and shall be entitled to indemnification set forth in Section 7.3(h) of the Merger Agreement.

2.                                       Each of the Company, Parent and Merger Sub, on behalf of itself and all present or former parents, subsidiaries and other affiliates, hereby releases the other parties and their Related Parties (and each of their respective Related Parties) from all claims, demands, debts, liabilities, obligations, agreements, promises, losses, damages, demands, rights, actions or causes of action, whether known or unknown, whether at law or equity, whether direct or derivative (herein “Claim” or “Claims”) arising under or relating to the Merger Agreement or any of the transaction(s) described or referred to in the Merger Agreement; provided however, that nothing in this Agreement shall be

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construed to release any Claim arising under or relating to the Non-Disclosure Agreement, this Agreement or the Transfer Agreement (as defined below).

3.                                       It is a condition precedent to the effectiveness of this Agreement that Pehong Chen enter into that certain transfer agreement with Vector Capital III, L.P., an affiliate of Parent and Merger Sub (“Vector III”), in the form attached hereto as Exhibit A  (the “Transfer Agreement”), pursuant to which Pehong Chen agrees to cause Honu Holdings LLC to acquire the entire rights, title and interest in, to and under those certain Senior Subordinated Secured Convertible Notes (the “Note”) of the Company of an aggregate principal amount of $12,799,999 held by Vector III and consummate the transactions contemplated thereby, including the full payment of the Purchase Price (as defined in the Transfer Agreement) to Vector III.

4.                                       Each of the Company, Parent and Merger Sub hereby represents and warrants to the other parties that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with its provisions, (b) this Agreement has been duly authorized, executed and delivered by such party, and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

5.                                       This Agreement shall be construed and enforced in accordance with, and be governed by, the laws of the State of Delaware without regard to its conflict of law provisions, and it may not modified, amended or terminated, nor may the provisions hereof be waived, other than in a written instrument executed by all parties hereto.

6.                                       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Mutual Termination Agreement as an agreement as of the date first above written.

BRAVO HOLDCO

By:	/s/ Christopher Nicholson
	Name:	Christopher Nicholson
	Title:	Director

BRAVO MERGER SUB, LLC

By:	/s/ Christopher Nicholson
	Name:	Christopher Nicholson
	Title:	Chief Executive Officer

BROADVISION, INC.

By:	/s/ Pehong Chen
	Name:	Pehong Chen
	Title:	Chief Executive Officer

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EXHIBIT A

TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT, dated as of November 18, 2005 (this “Agreement”), is between Vector Capital III, L.P.  (the “Seller”), Pehong Chen (the “Buyer”) and BroadVision, Inc., a Delaware corporation (the “Issuer”).

WHEREAS, on November 9, 2005, the Seller acquired the entire rights, title and interest in, to and under those certain Senior Subordinated Secured Convertible Notes of the Issuer of an aggregate principal amount of $12,799,999 (the “Note”); and,

WHEREAS, the Seller desires to sell and assign to the Buyer, and the Buyer desires to purchase from the Seller, the Seller’s entire rights, title and interest in, to and under the Note (such sale, assignment and purchase, the “Transaction”).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Pursuant to the terms hereof, the Seller hereby sells, transfers, assigns, delegates and conveys unto the Buyer’s assignee, Honu Holdings LLC, a Delaware limited liability company wholly owned by the Buyer (“Holdings”), without recourse, any and all rights, title, interests, duties and obligations to the Note, including, without limitation, all rights, title, interests, duties and obligations arising out of or incurred in connection with such assets, for an aggregate purchase price equal to the sum of (i) $15,359,999 (equal to 120% of the Principal to be assigned), and (ii) accrued and unpaid interest (including default interest) on such Principal equal to $120,526 as of November 21, 2005 and accruing at a rate of $2,104.11 per day for each day thereafter (the “Purchase Price”), payable no later than the close of business on the first business day after the date hereof. The Buyer, on behalf of himself and Holdings, hereby accepts the foregoing assignment and delegation, accepts the Note and assumes all of the Seller’s rights, title, interests, duties and obligations (whether arising before or after execution of this Agreement) with respect to the Note. Each of the Buyer and the Seller shall take all necessary actions to consummate the sale and transfers contemplated hereunder and to vest legal title to the Note in Holdings, including (a) complying with the requirements of Section 2(f) of the Securities Purchase Agreement, dated as of November 10, 2004, by and among the Issuer, the Seller and certain other parties (the “Securities Purchase Agreement”), and (b) surrendering the Note to the Issuer and requesting that the Issuer issue and deliver a replacement Senior Subordinated Secured Convertible Note of the Issuer in the name of Holdings in accordance with the procedures described in Section 19 of the Note.

2.                                       Each of the Buyer and the Seller has, or may have obtained, material non-public information concerning the Issuer and the Note (“Excluded Information”) and is precluded from sharing any such Excluded Information with the other party. In connection therewith, the Buyer and the Seller each acknowledge, understand and agree, as follows: (a) the Buyer has requested that the Seller not disclose to it any of the Seller’s Excluded Information, and the Seller has requested that the Buyer not disclose to it any of the Buyer’s Excluded Information, and (b) the Seller has complied with the Buyer’s request not to disclose to the Buyer the Seller’s Excluded Information, and the Buyer has complied with the Seller’s request not to disclose to the Seller the Buyer’s Excluded Information. As a consequence of such non-disclosure of each party’s Excluded Information, there may exist a disparity of information between the Buyer and the Seller with respect to the Note and/or the Issuer. Each of the Buyer and the Seller acknowledges that if it had been informed of the other party’s Excluded Information, the Note may have a lesser or greater value than the Purchase Price. Each of the Buyer and the Seller acknowledges it may not be in such party’s best interest to proceed with the Transaction at this time.

3.                                       As a condition to the Buyer’s agreement to buy, and the Seller’s agreement to sell, the Note: (a) the Buyer, on behalf of himself and Holdings, expressly releases the Seller from any and all liabilities arising from the Seller’s failure to disclose the Seller’s Excluded Information, or the Buyer’s inability to review the Seller’s Excluded Information, and (b) the Seller expressly releases the Buyer and Holdings from any and all liabilities arising from the Buyer’s failure to disclose the Buyer’s Excluded Information, or the Seller’s inability to review the Buyer’s Excluded Information, provided, however, in either case, that the Seller’s Excluded Information shall not and does not affect the truth or accuracy of the Seller’s representations and warranties made herein and the Buyer’s Excluded Information shall not and does not affect the truth or accuracy of the Buyer’s representations and warranties made herein.

4.                                       The Buyer represents, warrants and acknowledges, as applicable, that each of the Buyer and Holdings: (a) is a sophisticated purchaser with respect to the Note, (b) has adequate information concerning the Note, (c) has adequate information concerning the business and financial condition of the Issuer and any affiliates of the Issuer, (d) has conducted, to the extent he or it deemed necessary, an independent investigation of such matters as, in his or its judgment, is necessary for it to make an informed investment decision with respect to the Note, the Issuer and the Transaction, (e) has not relied upon the Seller for any investigation into, assessment of, or evaluation with respect to the Note, the Issuer and/or the Transaction, (f) is buying the Note as principal, for his or its own account and not as a broker or agent for another party, and for investment purposes only, and not with a view toward distribution or resale, and (g) is an accredited investor, as defined in Rule 501 under the Securities Act of 1933, as amended.

5.                                       The Seller represents, warrants and acknowledges, as applicable, that it: (a) is a sophisticated seller with respect to the Note, (b) has adequate information concerning the Note, (c) has adequate information concerning the business and financial condition of the Issuer and any affiliates of the Issuer, (d) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Note, the Issuer and the Transaction, (e) has not relied upon the Buyer or Holdings for any investigation into, assessment of, or evaluation with respect to the Note, the Issuer and/or the Transaction, (f) acquired the Note as principal, for its own account and not as a broker or agent for another party, and for investment purposes only and not with a view toward distribution or resale, (g) holds good and valid legal title to the Note free and clear of all liens, claims and encumbrances, and (h) has not engaged in any form of general solicitation or advertising in connection with the sale of the Note.

6.                                       Notwithstanding anything in this Transfer Agreement, the Securities Purchase Agreement, the Note or the Noteholders Agreement dated as of October 21, 2005, between the Issuer and certain other parties thereto (collectively, the “Notes Documents”) to the contrary, the Buyer agrees that he shall not deliver to the Issuer any Event of Default Redemption Notice for any reason or exercise any other remedies under the Notes Documents from and after the date hereof until the second business day after the Expense Reimbursement (as defined in the Mutual Termination Agreement referred to below) (including interest, fees, expenses, charges or other amounts accruing on or after the filing of any petition in bankruptcy or for reorganization at the rate or in the amount otherwise applicable thereto, whether or not any such interest, fees, expenses, charges or other amount is an allowed claim, the “Termination Payment”) is paid in full in cash to Bravo Holdco, an exempted company with limited liability incorporated under the laws of the Cayman Islands and affiliate of Vector III, pursuant to that certain Mutual Termination Agreement entered into by and among the Issuer, Bravo Holdco, and Bravo Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Bravo Holdco, dated as of the date hereof (the “Mutual Termination Agreement”).

7.                                       Notwithstanding anything in the Notes Documents to the contrary, each of the Buyer, the Seller and the Issuer agree that from and after the date hereof and until two business days after the Termination Payment is paid in full in cash (the “Expiration Date”): (a) the Buyer agrees to defer, and hereby gives notice to the Issuer of his election to defer, all principal and interest and any other fees, payments or penalties that are due or become due under the Note from and after the date hereof until the Expiration Date; and (b) the Issuer agrees not to pay any principal, interest or any other fees, payments or penalties that are due under the Note or become due from and after the date hereof until the Expiration Date.

8.                                       The Buyer further covenants and agrees that the Issuer’s obligations to make any payments under the Note, including principal, interest or any other fees, payments or penalties (the “Subordinated Payments”) are hereby expressly made subordinate and subject in right of payment to the prior payment in full of the Termination Payment in cash, all to the extent and in the manner provided in the Mutual Termination Agreement. The Issuer shall not make any Subordinated Payments until the Expiration Date.  Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, securities or other property, to creditors of the Issuer in a bankruptcy, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding of or relating to the Issuer or its property, assets or creditors, the Seller shall be entitled to receive payment in full, in cash, of the Termination Payment before the Buyer shall be entitled to receive any payment of principal or interest or any other payment or distribution of assets with respect to any Subordinated Payments, and until the Termination Payment is paid in full as provided herein, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, securities or property, to which the Buyer would be entitled but for the subordination provisions in this Agreement shall be made by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the Seller to the extent necessary to pay the Termination Payment in full in cash.  In the event that, notwithstanding the provisions of this Agreement, the Issuer shall make any Subordinated Payment to the Buyer not expressly authorized under the terms hereof, such Subordinated Payment shall be held in trust by the Buyer for the benefit of the Seller and shall be paid over immediately (without necessity of demand) to the Seller, for application to the payment of the Termination Payment until the same shall have been paid in full in cash.

9.                                       The Buyer agrees that each of the representations, covenants and agreements of the Buyer herein (including without limitation the prohibitions and limitations set forth in Sections 6, 7 and 8 hereof) shall also be deemed to be a representation, covenant and agreement of Holdings as if originally made by Holdings herein and that any breach thereof by Holdings shall be deemed to be a breach thereof by the Buyer. The Buyer shall indemnify and hold harmless the Seller against any breach by Holdings of any such representation, covenant or agreement.

10.                                 Each of the Buyer and the Seller hereby represents and warrants to the other party that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with its provisions, (b) this Agreement has been duly authorized, executed and delivered by such party, and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

11.                                 Each party acknowledges that the other party is relying on this Agreement in engaging in the Transaction, and would not engage in the Transaction in the absence of this Agreement and the provisions contained herein.

12.                                 The foregoing representations, warranties, acknowledgments and agreements shall be deemed made as of the date of this Agreement and shall survive the sale and delivery of the Note hereunder.

13.                                 This Agreement may be executed by manual or facsimile signature, and in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date set forth above.

SELLER:

VECTOR CAPITAL III, L.P.

By: Vector Capital Partners III, L.L.C., its General Partner

By:

Name:

Title:

BUYER:

PEHONG CHEN

Signed:

Address:

ISSUER:

BROADVISION, INC.

By:

Name:

Title: